Exhibit 99.1

Dominion Energy Questar Pipeline, LLC

Consolidated Financial Statements

(Unaudited)

Period Ended September 30, 2021

Dominion Energy Questar Pipeline, LLC

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this document are defined below:

Abbreviation or Acronym	Definition

2017 Tax Reform Act

An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (previously known as The Tax Cuts and Jobs Act) enacted on December 22, 2017

ARO	Asset retirement obligation

BHE	Berkshire Hathaway Energy Company

DEQPS	Dominion Energy Questar Pipeline Services, Inc.

DES	Dominion Energy Services, Inc.

Dominion Energy

The legal entity, Dominion Energy, Inc., one or more of its consolidated subsidiaries (other than Dominion Energy Questar or Dominion Energy Questar Pipeline) or operating segments, or the entirety of Dominion Energy, Inc. and its consolidated subsidiaries

Dominion Energy Gas

The legal entity, Eastern Energy Gas Holding, LLC (formerly known as Dominion Energy Gas Holdings, LLC), a wholly-owned subsidiary of BHE effective November 2020 (previously a wholly-owned subsidiary of Dominion Energy), one or more of its consolidated subsidiaries (including Dominion Energy Midstream), or the entirety of Eastern Energy Gas Holding, LLC and its consolidated subsidiaries

Dominion Energy Midstream

The legal entity, Northeast Midstream Partners, LP (formerly known as Dominion Energy Midstream Partners, LP), one or more of its consolidated subsidiaries, or the entirety of Northeast Midstream Partners, LP and its consolidated subsidiaries

Dominion Energy Questar	The legal entity, Dominion Energy Questar Corporation, one or more of its consolidated subsidiaries, or the entirety of Dominion Energy Questar Corporation and its consolidated subsidiaries

Dominion Energy Questar Pipeline	The legal entity, Dominion Energy Questar Pipeline, LLC, one or more of its consolidated subsidiaries, or the entirety of Dominion Energy Questar Pipeline, LLC and its consolidated subsidiaries

FERC	Federal Energy Regulatory Commission

GAAP	U.S. generally accepted accounting principles

Gas Transmission & Storage	Gas Transmission & Storage operating segment

NGA	Natural Gas Act of 1938, as amended

NGL	Natural gas liquid

Questar Gas	The legal entity, Questar Gas Company, doing business as Dominion Energy Utah, Dominion Energy Wyoming and Dominion Energy Idaho

VIE	Variable interest entity

White River Hub	White River Hub, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DOMINION ENERGY QUESTAR PIPELINE, LLC

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(millions)
Operating Revenue(1)	$59.5	$57.7	$183.0	$178.0

Operating Expenses
Purchased gas and other	1.8	0.5	6.5	2.7
Other operations and maintenance(1)	14.0	13.4	38.3	39.5
Depreciation and amortization	12.7	12.6	38.4	37.8
Other taxes	2.2	2.1	6.6	6.4

Total operating expenses	30.7	28.6	89.8	86.4

Income from operations	28.8	29.1	93.2	91.6

Earnings from equity method investee	0.8	0.7	2.2	2.0
Other income	0.3	—	0.5	0.1
Interest and related charges	4.7	4.9	14.3	14.6

Income from operations before income taxes	25.2	24.9	81.6	79.1
Income tax expense (benefit)	5.4	(1.2)	17.4	11.0

Net income	$19.8	$26.1	$64.2	$68.1

(1)	See Note 11 for amounts attributable to related parties.

The accompanying notes are an integral part of Dominion Energy Questar Pipeline’s Consolidated Financial Statements.

DOMINION ENERGY QUESTAR PIPELINE, LLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020(1)
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$0.7	$6.2
Restricted cash and equivalents	2.7	2.9
Customer and other receivables (less allowance for doubtful accounts of $0.3 at both dates)(2)	15.3	18.0
Affiliated receivables	6.5	6.8
Inventories	6.8	7.6
Regulatory assets	1.9	2.4
Natural gas imbalances(2)	15.9	6.7
Other	1.5	1.3

Total current assets	51.3	51.9

Equity Method Investment	18.4	19.0

Property, Plant and Equipment
Property, plant and equipment	1,942.7	1,915.9
Accumulated depreciation and amortization	(868.3)	(832.3)

Total property, plant and equipment, net	1,074.4	1,083.6

Deferred Charges and Other Assets
Regulatory assets	31.1	31.7
Other	4.7	4.7

Total deferred charges and other assets	35.8	36.4

Total assets	$1,179.9	$1,190.9

(1)	Dominion Energy Questar Pipeline’s Consolidated Balance Sheet at December 31, 2020 has been derived from the audited Consolidated Balance Sheet at that date.
(2)	See Note 11 for amounts attributable to related parties.

The accompanying notes are an integral part of Dominion Energy Questar Pipeline’s Consolidated Financial Statements.

DOMINION ENERGY QUESTAR PIPELINE, LLC

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Unaudited)

	September 30, 2021	December 31, 2020(1)
(millions)
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable(2)	$4.2	$4.9
Payables to affiliates	15.4	35.1
Affiliated current borrowings	9.1	—
Accrued interest and taxes	12.4	6.4
Regulatory liabilities	8.0	2.4
Contract liabilities	0.7	1.1
Natural gas imbalances(2)	3.2	1.8
Other	7.5	4.9

Total current liabilities	60.5	56.6

Long-Term Debt	425.7	425.5

Deferred Credits and Other Liabilities
Regulatory liabilities	135.5	136.1
Deferred income taxes	43.3	38.5
Other	18.9	18.7

Total deferred credits and other liabilities	197.7	193.3

Total liabilities	683.9	675.4

Commitments and Contingencies (see Note 9)
Equity
Membership interest	496.0	515.5

Total liabilities and equity	$1,179.9	$1,190.9

(1)	Dominion Energy Questar Pipeline’s Consolidated Balance Sheet at December 31, 2020 has been derived from the audited Consolidated Balance Sheet at that date.
(2)	See Note 11 for amounts attributable to related parties.

The accompanying notes are an integral part of Dominion Energy Questar Pipeline’s Consolidated Financial Statements.

DOMINION ENERGY QUESTAR PIPELINE, LLC

CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

QUARTER-TO-DATE

Membership Interest
(millions)
June 30, 2020	$475.1

Net income	26.1
Distributions to Dominion Energy Midstream	(7.8)

September 30, 2020	$493.4

June 30, 2021	$476.2

Net income	19.8

September 30, 2021	$496.0

YEAR-TO-DATE

Membership Interest
(millions)
December 31, 2019	$519.1

Net income	68.1
Distributions to Dominion Energy Midstream	(93.8)

September 30, 2020	$493.4

December 31, 2020	$515.5

Net income	64.2
Distributions to Dominion Energy Questar	(83.7)

September 30, 2021	$496.0

The accompanying notes are an integral part of Dominion Energy Questar Pipeline’s Consolidated Financial Statements.

DOMINION ENERGY QUESTAR PIPELINE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine Months Ended September 30,	2021	2020
(millions)
Operating Activities
Net income	$64.2	$68.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38.4	37.8
Deferred income taxes	2.9	(1.9)
Other adjustments	0.3	1.0
Changes in operating assets and liabilities	(7.4)	27.7

Net cash provided by operating activities	98.4	132.7

Investing Activities
Plant construction and other property additions	(29.2)	(27.1)
Other	(0.3)	(0.4)

Net cash used in investing activities	(29.5)	(27.5)

Financing Activities
Distributions to Dominion Energy Questar	(83.7)	—
Distributions to Dominion Energy Midstream	—	(93.8)
Affiliated current borrowings, net	9.1	—

Net cash used in financing activities	(74.6)	(93.8)

Increase in cash, restricted cash and equivalents	(5.7)	11.4
Cash, restricted cash and equivalents at beginning of period	9.1	14.4

Cash, restricted cash and equivalents at end of period	$3.4	$25.8

Supplemental Cash Flow Information
Significant noncash investing activities:
Accrued capital expenditures	$2.2	$2.7

The accompanying notes are an integral part of Dominion Energy Questar Pipeline’s Consolidated Financial Statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Basis of Presentation

Dominion Energy Questar Pipeline is a limited liability company owned by Dominion Energy Questar (effective November 2020) which is a wholly-owned subsidiary of Dominion Energy. Dominion Energy Questar Pipeline owns and operates interstate natural gas pipeline and storage facilities in the western U.S., including a 50% noncontrolling partnership interest in White River Hub. Dominion Energy Questar Pipeline’s operations are primarily regulated by FERC.

In July 2020, Dominion Energy entered into an agreement to sell substantially all of its gas transmission and storage operations, including Dominion Energy Questar Pipeline, to BHE. In October 2020, pursuant to a provision in the agreement with BHE, Dominion Energy elected to exclude Dominion Energy Questar Pipeline from the transaction as approval under the Hart-Scott-Rodino Act had not been obtained by mid-September 2020. Concurrently in October 2020, Dominion Energy entered into an agreement with BHE for the sale of Dominion Energy Questar Pipeline contingent on clearance or approval under the Hart-Scott-Rodino Act and other customary closing and regulatory conditions. In July 2021, Dominion Energy and BHE mutually agreed to terminate the sale of Dominion Energy Questar Pipeline as a result of ongoing uncertainty associated with receiving approval under the Hart-Scott-Rodino Act. Dominion Energy simultaneously announced its intention to pursue the divestiture of Dominion Energy Questar Pipeline to an alternative buyer. In October 2021, Dominion Energy entered into an agreement with Southwest Gas Holdings, Inc. for the sale of Dominion Energy Questar Pipeline contingent on clearance or approval under the Hart-Scott-Rodino Act and other customary closing and regulatory conditions. In November 2021, the waiting period under the Hart-Scott-Rodino Act expired. The sale is expected to close by the end of 2021.

Note 2. Significant Accounting Policies

Interim Financial Information and Estimates

Dominion Energy Questar Pipeline’s accompanying unaudited Consolidated Financial Statements contain certain condensed financial information and exclude certain footnote disclosures normally included in annual audited consolidated financial statements prepared in accordance with GAAP. These unaudited Consolidated Financial Statements should be read in conjunction with Dominion Energy Questar Pipeline’s Consolidated Financial Statements and Notes for the year ended December 31, 2020.

In the opinion of management, the accompanying unaudited Consolidated Financial Statements contain all adjustments necessary to present fairly Dominion Energy Questar Pipeline’s financial position at September 30, 2021, its results of operations and changes in equity for the three and nine months ended September 30, 2021 and 2020 and its cash flows for the nine months ended September 30, 2021 and 2020. Such adjustments are normal and recurring in nature unless otherwise noted.

Dominion Energy Questar Pipeline makes certain estimates and assumptions in preparing its Consolidated Financial Statements in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues, expenses and cash flows for the periods presented. Actual results may differ from those estimates.

Dominion Energy Questar Pipeline’s Consolidated Financial Statements include, after eliminating intercompany transactions and balances, the accounts of its wholly-owned subsidiaries. Dominion Energy Questar Pipeline reports certain investments using the equity method of accounting.

The results of operations for interim periods are not necessarily indicative of the results expected for the full year. Information for quarterly periods is affected by seasonal variations in sales, rate changes, purchased gas and other expenses and other factors.

Certain amounts in Dominion Energy Questar Pipeline’s 2020 Consolidated Financial Statements and Notes have been reclassified to conform to the 2021 presentation for comparative purposes. The reclassifications did not affect Dominion Energy Questar Pipeline’s net income, total assets, liabilities, equity or cash flows.

Cash, Restricted Cash and Equivalents

The following table provides a reconciliation of the total cash, restricted cash and equivalents reported within Dominion Energy Questar Pipeline’s Consolidated Balance Sheets to the corresponding amounts reported within Dominion Energy Questar Pipeline’s Consolidated Statements of Cash Flows:

	Cash, Restricted Cash and Equivalents at End of Period		Cash, Restricted Cash and Equivalents at Beginning of Period
	September 30, 2021	September 30, 2020	December 31, 2020	December 31, 2019
(millions)
Cash and cash equivalents	$0.7	$22.9	$6.2	$10.3
Restricted cash and equivalents	2.7	2.9	2.9	4.1

Cash, restricted cash and equivalents shown in the Consolidated Statements of Cash Flows	$3.4	$25.8	$9.1	$14.4

Note 3. Operating Revenue

Dominion Energy Questar Pipeline’s operating revenue consists of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(millions)
Regulated gas transportation and storage revenue(1)	$56.5	$56.4	$173.1	$171.7
NGL revenue(2)	1.4	0.8	3.8	2.0
Other revenue(1)	1.6	0.5	6.0	4.2

Total operating revenue from contracts with customers	59.5	57.7	182.9	177.9

Other revenue(1)	—	—	0.1	0.1

Total operating revenue	$59.5	$57.7	$183.0	$178.0

(1)	See Note 11 for amounts attributable to related parties.
(2)	Reflects sales of extracted products, which are considered to be goods transferred at a point in time.

The table below discloses the aggregate amount of the transaction price allocated to fixed-price performance obligations that are unsatisfied (or partially unsatisfied) at the end of the reporting period and when Dominion Energy Questar Pipeline expects to recognize this revenue. These revenues relate to contracts containing fixed prices where Dominion Energy Questar Pipeline will earn the associated revenue over time as it stands ready to perform services provided. This disclosure does not include revenue related to performance obligations that are part of a contract with original durations of one year or less. In addition, this disclosure does not include expected consideration related to performance obligations for which Dominion Energy Questar Pipeline elects to recognize revenue in the amount it has a right to invoice.

	2021	2022	2023	2024	2025	Thereafter	Total
(millions)
Revenue expected to be recognized on multi-year contracts in place at September 30, 2021	$52.2	$193.8	$152.2	$133.1	$114.8	$302.6	$948.7

Contract liabilities represent an entity’s obligation to transfer goods or services to a customer for which the entity has received consideration, or the amount that is due, from the customer. At September 30, 2021 and December 31, 2020, Dominion Energy Questar Pipeline’s contract liability balances were $3.2 million and $3.8 million, respectively, of which $2.5 million and $2.7 million, respectively, is included in other deferred credits and other liabilities in Dominion Energy Questar Pipeline’s Consolidated Balance Sheets. During the nine months ended September 30, 2021 and 2020, $0.9 million and $0.5 million, respectively, of revenue was recognized from the beginning contract liability balance as Dominion Energy Questar Pipeline fulfilled its obligations to provide service to its customers.

Note 4. Equity Method Investment

Dominion Energy Questar Pipeline uses the equity method to account for its 50% noncontrolling partnership interest in White River Hub, a FERC-regulated transporter of natural gas with facilities that connect with six interstate pipeline systems and a major processing plant in Colorado.

The table below summarizes distributions received and income earned from Dominion Energy Questar Pipeline’s equity method investment in White River Hub for the three and nine months ended September 30, 2021 and 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(millions)
Distributions received	$1.2	$1.0	$2.8	$2.6
Earnings from equity method investee	0.8	0.7	2.2	2.0

At both September 30, 2021 and December 31, 2020, other receivables in the Consolidated Balance Sheets included $0.4 million of accrued distributions from White River Hub.

At September 30, 2021 and December 31, 2020, the carrying amount of Dominion Energy Questar Pipeline’s investment of $18.4 million and $19.0 million, respectively, equaled its share of underlying equity in net assets.

Note 5. Regulatory Assets and Liabilities

Regulatory assets and liabilities include the following:

	September 30, 2021	December 31, 2020
(millions)
Regulatory assets:
Interest rate hedges(1)	$0.8	$0.7
Other	1.1	1.7

Regulatory assets-current	1.9	2.4

Interest rate hedges(1)	30.7	31.3
Other	0.4	0.4

Regulatory assets-noncurrent	31.1	31.7

Total regulatory assets	$33.0	$34.1

Regulatory liabilities:
Overrecovered gas costs(2)	$6.2	$0.7
Provision for future cost of removal and AROs(3)	1.2	1.3
Other	0.6	0.4

Regulatory liabilities-current	8.0	2.4

Income taxes refundable through future rates(4)	65.9	67.8
Provision for future cost of removal and AROs(3)	52.0	51.5
Unrecognized other postretirement benefit costs(5)	17.6	16.8

Regulatory liabilities-noncurrent	135.5	136.1

Total regulatory liabilities	$143.5	$138.5

(1)

Reflects interest rate cash flow hedges recoverable from customers. Dominion Energy Questar Pipeline entered into forward starting swaps totaling $150.0 million in the second and third quarters of 2011 in anticipation of issuing $180.0 million of notes in December 2011. Settlement of these swaps required payments of $37.3 million in the fourth quarter of 2011 because of declines in interest rates. These swaps qualified as cash flow hedges and the settlement payments are being amortized to interest expense over the 30-year life of the debt.

(2)	Reflects underrecovered or overrecovered gas costs, which are subject to annual filings with FERC.
(3)	Rates charged to customers include a provision for the cost of future activities to remove assets that are expected to be incurred at the time of retirement.
(4)

Amounts recorded to pass the effect of reduced income tax rates from the 2017 Tax Reform Act to customers in future periods, which will reverse at the weighted-average tax rate that was used to build the reserves over the remaining book life of the property.

(5)	Reflects a regulatory liability for the collection of postretirement benefit costs allowed in rates in excess of expenses incurred.

At September 30, 2021, none of Dominion Energy Questar Pipeline’s regulatory assets were earning a return. With the exception of certain items discussed above, the majority of these expenditures are expected to be recovered within the next year.

Note 6. Regulatory Matters

FERC regulates the transportation and sale for resale of natural gas in interstate commerce under the NGA and the Natural Gas Policy Act of 1978, as amended. Under the NGA, FERC has authority over rates, terms and conditions of services performed by Dominion Energy Questar Pipeline. FERC also has jurisdiction over siting, construction and operation of interstate natural gas pipeline facilities.

There have been no significant developments regarding regulatory matters disclosed in Note 8 to Dominion Energy Questar Pipeline’s Consolidated Financial Statements for the year ended December 31, 2020.

Note 7. Variable Interest Entities

There have been no significant changes regarding the entities Dominion Energy Questar Pipeline considers VIEs as described in Note 10 to Dominion Energy Questar Pipeline’s Consolidated Financial Statements for the year ended December 31, 2020.

DEQPS, an affiliated VIE, provides marketing and operational services to certain Dominion Energy subsidiaries, including Dominion Energy Questar Pipeline, as a subsidiary service company. Dominion Energy Questar Pipeline purchased shared services from DEQPS of $8.3 million and $7.1 million for the three months ended September 30, 2021, and 2020, respectively, and $21.7 million and $20.8 million for the nine months ended September 30, 2021 and 2020, respectively. The Consolidated Balance Sheets at September 30, 2021 and December 31, 2020 include amounts due to DEQPS for such services of $3.8 million and $31.9 million, respectively.

DES, an affiliated VIE, provides administrative, management and other services to Dominion Energy and its subsidiaries as a subsidiary service company. Dominion Energy Questar Pipeline purchased shared services from DES of $2.1 million and $2.0 million for the three months ended September 30, 2021 and 2020, respectively, and $5.6 million and $6.8 million for the nine months ended September 30, 2021and 2020, respectively. The Consolidated Balance Sheets at September 30, 2021 and December 31, 2020 include amounts due to DES for such services of $3.1 million and $2.9 million, respectively.

Note 8. Significant Financing Transactions

Dominion Energy Questar Pipeline’s debt instruments are reported at historical cost. At September 30, 2021 and December 31, 2020, the carrying amount of Dominion Energy Questar Pipeline’s outstanding debt was $425.7 million and $425.5 million, respectively. At September 30, 2021 and December 31, 2020, the fair value of Dominion Energy Questar Pipeline’s outstanding debt was $468.3 million and $461.4 million, respectively. The estimated fair values have been determined using available market information and valuation methodologies considered appropriate by management. The fair values were calculated using market interest rates currently available for issuance of debt with similar terms and remaining maturities. The fair value measurement is classified as Level 2.

Note 9. Commitments and Contingencies

As a result of issues generated in the ordinary course of business, Dominion Energy Questar Pipeline may be involved in legal proceedings before various courts and periodically subject to governmental examinations (including by FERC), inquiries and investigations. Certain legal proceedings and governmental examinations involve demands for unspecified amounts of damages, are in an initial procedural phase, involve uncertainty as to the outcome of pending appeals or motions, or involve significant factual issues that need to be resolved, such that it is not possible for Dominion Energy Questar Pipeline to estimate a range of possible loss. For such matters that Dominion Energy Questar Pipeline cannot estimate, a statement to this effect is made in the description of the matter. Other matters may have progressed sufficiently through the litigation or investigative processes such that Dominion Energy Questar Pipeline is able to estimate a range of possible loss. For legal proceedings and governmental examinations for which Dominion Energy Questar Pipeline is able to reasonably estimate a range of possible losses, an estimated range of possible loss is provided, in excess of the accrued liability (if any) for such matters. Estimated ranges of loss are inclusive of legal fees and net of any anticipated insurance recoveries. Any estimated range is based on currently available information and involves elements of judgment and significant uncertainties. Any accrued liability is recorded on a gross basis with a receivable also recorded for any probable insurance recoveries. Any estimated range of possible loss may not represent Dominion Energy Questar Pipeline’s maximum possible loss exposure. The circumstances of such legal proceedings and governmental examinations will change from time to time and actual results may vary significantly from the current estimate. For current proceedings not specifically reported below, management does not anticipate that the liabilities, if any, arising from such proceedings would have a material effect on Dominion Energy Questar Pipeline’s financial position, liquidity or results of operations.

In April 2019, legislation was signed in Colorado that significantly amended the Oil and Gas Conservation Act, set a new mission of the Oil and Gas Conservation Commission and called for 12 future rulemakings. One new rulemaking establishing a methane performance program for natural gas transmission and storage compressor stations has been finalized that could have a material impact on Dominion Energy Questar Pipeline. In December 2020, Dominion Energy Questar Pipeline implemented a methane best management plan and began collecting emissions inventory information for facilities in Colorado which will be submitted annually. Dominion Energy Questar Pipeline is still evaluating whether potential impacts on results of operations, financial condition and/or cash flows related to this matter will be material. The other rulemakings are in the initial procedural phase and the outcome is uncertain, therefore, Dominion Energy Questar Pipeline cannot predict the impact to its results of operations, financial condition and/or cash flows.

Surety Bonds

At September 30, 2021, Dominion Energy Questar Pipeline had purchased $4.3 million of surety bonds. Under the terms of surety bonds, Dominion Energy Questar Pipeline is obligated to indemnify the respective surety bond company for any amounts paid.

Note 10. Credit Risk

Dominion Energy Questar Pipeline’s policy for credit risk is disclosed in Note 13 to Dominion Energy Questar Pipeline’s Consolidated Financial Statements for the year ended December 31, 2020.

Dominion Energy Questar Pipeline provides service to approximately 70 customers, including storage customers, marketers or end-users, power generators and utilities. The two largest customers comprised approximately 47% of the total operating revenues for both the three and nine months ended September 30, 2021, with Dominion Energy Questar Pipeline’s largest customer (an affiliate) representing approximately 33% and 34% of such amounts, respectively. The two largest customers comprised approximately 46% of the total operating revenues for both the three and nine months ended September 30, 2020, with Dominion Energy Questar Pipeline’s largest customer (an affiliate) representing approximately 33% and 34% of such amounts during the periods.

Note 11. Related-Party Transactions

Dominion Energy Questar Pipeline engages in related-party transactions primarily with other Dominion Energy subsidiaries (affiliates). Dominion Energy Questar Pipeline receivable and payable balances with affiliates are settled based on contractual terms or on a monthly basis, depending on the nature of the underlying transactions. Dominion Energy Questar Pipeline’s transactions with White River Hub are described in Note 4. Dominion Energy Questar Pipeline participates in Dominion Energy tax sharing agreements as described in Note 15 to Dominion Energy Questar Pipeline’s Consolidated Financial Statements for the year ended December 31, 2020. A discussion of the remaining significant related-party transactions follows.

Transactions with Related Parties

Dominion Energy Questar and other affiliates (including DES) provide accounting, legal, finance and certain administrative and technical services to Dominion Energy Questar Pipeline while DEQPS primarily provides marketing and operational services to Dominion Energy Questar Pipeline, as discussed in Note 7. These costs are included in other operations and maintenance expense in the Consolidated Statements of Income on the basis of direct and allocated methods in accordance with Dominion Energy Questar Pipeline’s services agreements. Where costs incurred cannot be determined by specific identification, the costs are generally allocated based on each affiliated company’s proportional share of revenues less product costs; property, plant and equipment; and labor costs for costs from Dominion Energy Questar and based on the proportional level of effort devoted by resources that is attributable to Dominion Energy Questar Pipeline, determined by reference to number of employees, salaries and wages and other similar measures for the relevant DES service. Management believes that the allocation methods are reasonable.

Dominion Energy Questar Pipeline provides certain services to related parties including transportation and storage. The billed amounts of these services are allocated based on usage. Management believes that the allocation method is reasonable. In addition, Dominion Energy Questar Pipeline purchases transportation services from White River Hub. The amounts of these services follow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(millions)
Sales of natural gas transportation and storage services to affiliates	$18.8	$19.1	$59.5	$59.9
Services provided to affiliates	0.1	0.1	0.4	0.4
Goods and services provided by related parties(1)(2)	11.4	10.6	30.4	31.8

(1)

Includes $0.8 million of capitalized expenditures for both the three months ended September 30, 2021 and 2020, and $1.7 million and $1.9 million for the nine months ended September 30, 2021 and 2020, respectively.

(2)	Amounts due to White River Hub were $0.1 million at both September 30, 2021 and December 31, 2020 and are reflected in accounts payable in the Consolidated Balance Sheets.

Natural Gas Imbalances

Dominion Energy Questar Pipeline maintains natural gas imbalances with Questar Gas. The imbalance receivable from Questar Gas was $0.3 million at September 30, 2021. The imbalance payable to Questar Gas was $0.1 million at December 31, 2020.

Unbilled Revenue

Affiliated receivables at September 30, 2021 and December 31, 2020 included $7.2 million and $7.4 million, respectively, of accrued unbilled revenue based on estimated amounts of services provided but not yet billed to an affiliate.

Credit Agreement

In November 2020, Dominion Energy Questar Pipeline entered into a $100.0 million intercompany revolving credit agreement with Dominion Energy, of which $9.1 million was outstanding at September 30, 2021. No amount was outstanding at December 31, 2020.

Note 12. Income Taxes

Dominion Energy Questar Pipeline’s effective tax rate for the nine months ended September 30, 2021 is 21.3% compared to 13.9% for the nine months ended September 30, 2020. The effective tax rate for the nine months ended September 30, 2020 includes a prior period adjustment attributable to the 2019 change in tax status of $6.5 million.

Dominion Energy Questar Pipeline’s deferred taxes will reverse at the weighted average rate used to originate the deferred tax liability, which in some cases will be 35%. Dominion Energy Questar Pipeline has recorded an estimate of excess deferred income tax amortization in 2021. The reversal of these excess deferred income taxes will impact the effective tax rate and may impact rates charged to customers.

In January 2020, the state of Utah repealed legislation passed in December of 2019 which lowered the corporate income tax rate. As a result, Dominion Energy Questar Pipeline’s 2020 income tax expense reflects the reversal of previously remeasured accumulated deferred income taxes. See Note 15 to Dominion Energy Questar Pipeline’s Consolidated Financial Statements for the year ended December 31, 2020 for further details.

As of September 30, 2021, there are no unrecognized tax benefits.

Note 13. Operating Segment

Dominion Energy Questar Pipeline manages its daily operations through one primary operating segment: Gas Transmission & Storage. It also reports a Corporate and Other segment that primarily includes items attributable to its operating segment that are not included in profit measures evaluated by executive management in assessing the segment’s performance or in allocating resources.

The following table presents segment information pertaining to Dominion Energy Questar Pipeline’s operations:

	Gas Transmission & Storage	Corporate and Other	Total
(millions)
Three Months Ended September 30, 2021
Operating revenue	$59.5	$—	$59.5
Earnings from equity method investee	0.8	—	0.8
Net income	19.8	—	19.8

Three Months Ended September 30, 2020
Operating revenue	$57.7	$—	$57.7
Earnings from equity method investee	0.7	—	0.7
Net income	19.5	6.6	26.1

Nine Months Ended September 30, 2021
Operating revenue	$183.0	$—	$183.0
Earnings from equity method investee	2.2	—	2.2
Net income	64.2	—	64.2

Nine Months Ended September 30, 2020
Operating revenue	$178.0	$—	$178.0
Earnings from equity method investee	2.0	—	2.0
Net income	61.6	6.5	68.1

Note 14. Subsequent Events

Dominion Energy Questar Pipeline has evaluated subsequent events through the date that these consolidated financial statements were available to be issued on November 17, 2021.